UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2006
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

1100 Louisiana, Suite 2000
Houston, Texas	77002-5215
(Address of principal executive offices)	(Zip Code)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On May 4, 2006, The Houston Exploration Company (the “Company”) issued a press release announcing its financial and operational results for the three months ended March 31, 2006. The press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.
Following the issuance of the press release and the filing of this Current Report on Form 8-K, the Company will hold its first quarter 2006 earnings conference call on Thursday, May 4, 2006, at 10:00 A.M. Central Time, which is open to the public, to further review financial and operational results. This scheduled conference call was previously announced on April 24, 2006. To access the call, dial (800) 230-1093 prior to start and provide the confirmation code 825828. In addition, a listen-only webcast of the call can be accessed at http://www.houstonexploration.com. A replay of the call and an archive of the webcast will be available for one week beginning at approximately 12:00 P.M. Central Time on May 4, 2006. Dial (800) 475-6701 and provide the confirmation code 825828, or access the Company’s website for either of these services.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

99.1	Press release issued by Houston Exploration on May 4, 2006, announcing financial and operational results for the three months ended March 31, 2006.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2006	THE HOUSTON EXPLORATION COMPANY
	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number		Description

99.1	—	Press release issued by Houston Exploration on May 4, 2006, announcing financial and operational results for the three months ended March 31, 2006.